UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 6, 2026

RadNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33307	13-3326724
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1510 Cotner Avenue
Los Angeles, California	90025
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 478-7808

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	RDNT	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Promotion of Executive Officers

On January 7, 2026, RadNet, Inc. (the “Company”) announced the expansion of four executive leadership roles, and effective immediately, the promotion of certain officers, including (1) Stephen Forthuber from President and Chief Operating Officer, Eastern Operations to President and Chief Executive Officer, Eastern Operations, (2) Norman Hames from President and Chief Operating Officer, Western Operations to President and Chief Executive Officer, Western Operations, and (3) Mital Patel from Executive Vice President of Financial Planning and Analysis and Chief Administrative Officer to Executive Vice President and Chief Operating Officer.

The biographies of Mr. Forthuber, Mr. Hames and Mr. Patel are contained in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 28, 2025 under the heading “Executive Officers,” and such biographies are incorporated herein by reference. There are no arrangements or understandings between each of Mr. Forthuber, Mr. Hames and Mr. Patel and any other persons pursuant to which each of Mr. Forthuber, Mr. Hames and Mr. Patel was appointed as President and Chief Executive Officer, Eastern Operations, President and Chief Executive Officer, Western Operations, and Executive Vice President and Chief Operating Officer, respectively. Each of Mr. Forthuber, Mr. Hames and Mr. Patel does not have any family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer.

In connection with the promotions of Mr. Forthuber as President and Chief Executive Officer, Eastern Operations, Mr. Hames as President and Chief Executive Officer, Western Operations, and Mr. Patel as Executive Vice President and Chief Operating Officer, and routine adjustments to annual base salary approved by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) on January 6, 2026, the Company, through Radnet Management, Inc., a wholly-owned subsidiary of RadNet (“RMI”), intends to enter into amendments (the “Promoted Officer Amendments”) to the executive employment agreements originally entered into by and between RMI and each of Mr. Forthuber, Mr. Hames and Mr. Patel on September 1, 2022 (the “Promoted Officer Employment Agreements”) to revise each of their annual base salaries to $950,000, $950,000 and $925,000, respectively, effective January 1, 2026.

Other than each of their employment relationships with the Company as disclosed herein, and each of their compensation and benefits in connection with such employment relationship, there are no transactions in which each of Mr. Forthuber, Mr. Hames and Mr. Patel has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Amendments to Executive Employment Agreements

On January 6, 2026, the Compensation Committee approved adjustments in annual base salary as set forth in the table below for members of the Company’s executive management team, including for Mark Stolper, the Company’s Executive Vice President and Chief Financial Officer and for the Company’s named executive officers–Mr. Forthuber, Mr. Hames and Cornelius Wesdorp, the Company’s President and Chief Executive Officer, Digital Health. The Company, through its subsidiaries, intends to enter into amendments to the executive employment agreements with the members of the Company’s executive management team to revise each of their annual base salaries, effective January 1, 2026 (together with the Promoted Officer Amendments, the “Amendments”).

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Name	Title	Annual Salary
Mark D. Stolper	Executive Vice President and	$850,000
	Chief Financial Officer

Stephen M. Forthuber	President and	$950,000
	Chief Executive Officer -
	Eastern Operations

Norman R. Hames	President and	$950,000
	Chief Executive Officer -
	Western Operations

Cornelis Wesdorp	President and	$850,000
	Chief Executive Officer -
	Digital Health

Except for the change in annual base salary, all other provisions of the executive employment agreements remain in full force and effect.

The foregoing descriptions of the Amendments do not purport to be complete and are qualified in their entirety by reference to the full text of the Amendments, copies of which will be filed with the Company's Annual Report on Form 10-K for the year ended December 31, 2025.

Item 7.01. Regulation FD Disclosure.

On January 7, 2026, the Company issued a press release announcing the promotion of Mr. Forthuber, Mr. Hames, Mr. Patel, and Dr. Greg Sorensen, M.D. to their respective positions. A copy of the press release is attached hereto as Exhibit 99.1. The information contained in Item 7.01 of this current report, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibit is furnished herewith:

Exhibit No.	Description

99.1	Press Release dated January 7, 2026
104	Cover Page Interactive Date File - the cover page XBRL tags are embedded within the Inline XBRL document

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 9, 2026	RadNet, Inc.

	By:	/s/ David J. Katz
	Name:	David J. Katz
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary

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